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                                                                 EXHIBIT 10.1(a)

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT is made and entered into as of ___________________, 199____, by and between CLINTRIALS RESEARCH, INC., a Delaware corporation (hereinafter, the "EMPLOYER"), and ___________________, a resident of the State of ____________ (the "EMPLOYEE").


                              W I T N E S S E T H:

         WHEREAS, Employer desires to continue to employ Employee, and Employee desires to continue such employment on the terms and conditions set forth herein.

         WHEREAS, Employer desires to assure continuance of a full-time employment relationship with Employee on certain terms and conditions which are set forth herein; and

         WHEREAS, Employee is willing to accept such employment and terms and conditions, and agrees that the employment agreement dated ______________, 199__ is replaced by this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements made herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         1. EMPLOYMENT. Employer hereby continues to employ Employee, and Employee hereby accepts employment with Employer on the terms and conditions specified herein.

         2. TERM. The term of this Agreement shall be for a period commencing on _______________, 199___ and ending _________________, 199___, except that the provisions of Section 8 and 9 will survive the expiration or earlier termination of this Agreement. This Agreement shall be automatically renewed for additional and successive one (1) year periods unless either party provides ninety (90) days notice prior to any anniversary date of its intent not to renew this Agreement (the initial term and any and all renewal terms each being a "PERIOD OF EMPLOYMENT"). Employee will continue to be paid full pay and benefits during this ninety (90) day period. In the event Employer elects not to renew this Agreement upon any such anniversary date, Employee will be entitled to receive a severance payment in an amount equal to Employee's base monthly compensation (not including incentive compensation) at the time of non-renewal multiplied by six (6), payable in a lump sum. However, if this Agreement is not automatically renewed at ________________, 199____, then the severance payment at that date only shall be twelve (12) months in a lump sum.

         3. DUTIES OF EMPLOYEE. Employee's principal duties and responsibilities shall be as follows: to serve as _______________________________________.
Employee shall also perform such other executive duties and responsibilities assigned to Employee

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from time to time in accordance with the policies and objectives established by the Board of Directors and Chief Executive Officer of Employer. Employee agrees to devote his full business time, attention and skill to his duties hereunder. Employee shall be required to engage in travel from time to time in connection with his duties for the Employer.

         4. COMPENSATION. For his employment hereunder, Employee shall be paid $___________ per month during a Period of Employment and in accordance with the Employer's standard payroll practices.

         Employee shall also be eligible to participate in a bonus program pool based on individual and company-wide performance under such programs as may from time to time be provided to employees of Employer of similar rank, and shall also receive a merit review after close of the books for the calendar year then ending.

         5. BENEFITS. Employee shall be entitled to such medical, dental, disability and life insurance, vacation, participation in any profit sharing plan of Employer and other employee benefits as may be provided to employees of Employer of similar rank from time to time. Employee shall be entitled to four
(4) weeks vacation per calendar year, and shall be entitled to all other fringe benefits offered to Employer's employees of similar rank.

         6. STOCK OPTION. From time to time Employee shall be eligible for consideration for a stock option award (the "STOCK OPTIONS"), which Stock Options shall be formally awarded by the Board of Directors and which shall be exercisable at the option price that is the price per share at the close of trading on the date of the grant.

         7. TERMINATION. The employment of Employee will terminate as follows:

                  (a) TERMINATION ON DEATH. The employment of Employee will automatically terminate upon the death of Employee.

                  (b) TERMINATION BY EMPLOYER FOR CAUSE. Employer may terminate the employment of Employee for "cause" at any time upon written notice to the Employee. For the purpose of this subparagraph 7(b), the term "cause" shall mean any act or omission which constitutes a refusal on the part of the Employee to perform the services required of him under this Agreement, any breach by Employee of his fiduciary duties to the Employer, abuse of office amounting to breach of trust, fraud, any conviction of a felony or any crime involving moral turpitude or any act of theft or dishonesty. Any dispute which shall arise between the parties hereto regarding whether Employee has committed any act which could give Employer "cause" to terminate this Agreement shall be settled by arbitration as provided below. Upon such termination, Employee shall continue to be bound by the provisions of Sections 8 and 9 hereof and all obligations of Employer to Employee shall cease other than obligations to pay compensation and/or provide benefits earned and/or vested as of the date of termination.

                  (c) TERMINATION BY EMPLOYER FOR OTHER THAN CAUSE. Employer may terminate the employment of Employee at any time upon written notice to the Employee. In such event, Employee shall be paid the amount of any unpaid salary earned by the

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Employee up to and including the date of such Termination by Employer, an amount equal to Employee's then current monthly base salary multiplied by twelve (12), payable in a lump sum and any unpaid vacation pay earned by him up to and including the date of such Termination by Employer. Also for a __________ (____) month period from effective date of Termination by Employer, Employer shall continue to make the employer contributions necessary to maintain the Employee's coverage pursuant to all benefit plans provided to the Employee by the Employer immediately prior to such Termination by Employer, and Employer shall deduct from any payments payable to the Employee pursuant to this Section the amount of any employee contributions necessary to maintain such coverage, and Employee shall continue to be bound by the provisions of Sections 8 and 9 hereof and all unvested stock options shall become fully vested and Employee shall have twelve
(12) months after the effective termination date to exercises such options.

                  (d) TERMINATION BY EMPLOYEE. Employee may terminate this Agreement upon ninety (90) days written notice to Employer, in which case Employer shall pay the Employee any unpaid salary earned by the Employee up to and including the date of such Termination by Employee, an amount equal to Employee's then current monthly base salary multiplied by three (3), payable in a lump sum and any unpaid vacation pay earned by him up to and including the date of such Termination by Employee. Also, for a three (3) month period from the effective date of Termination by Employee, Employer shall continue to make the employer contributions necessary to maintain the Employee's coverage pursuant to all benefit plans provided to the Employee by the Employer immediately prior to such Termination by Employee, and Employer shall deduct from any payments payable to the Employee pursuant to this Section the amount of any employee contributions necessary to maintain such coverage and Employee shall continue to be bound by the provisions of Sections 8 and 9 hereof.

                  (e) TERMINATION FOR INCAPACITY. If at any time during the term of this Agreement, Employee becomes disabled or is unable for any reason substantially to perform his duties hereunder, Employer may terminate his employment, and provided he has not otherwise materially breached any of the provisions of this Agreement, benefits shall be paid to him as delineated in the Employer disability manual entitled "Your Disability Benefits". In such event, Employee shall continue to be bound by the provisions of Sections 8 and 9 hereof.

                  (f) FAILURE TO RENEW. If Employer gives Employee notice as provided in Section 2 of its election not to renew this Agreement, Employee's employment shall terminate upon the anniversary date. In such event, Employee shall be paid the amount of any unpaid salary earned by the Employee up to and including the date of such Failure to Renew by Employer, an amount equal to Employee's then current monthly base salary multiplied by six (6) in a lump sum and any unpaid vacation pay earned by him up to and including the date of such Termination by Employer. Also, for a six (6) month period from the effective date of termination by Employer, Employer shall continue to make the employer contributions necessary to maintain the Employee's coverage pursuant to all benefit plans provided to the Employee by the Employer immediately prior to such Failure to Renew by Employer, and Employer shall deduct from any payments payable to the Employee pursuant to this Section the amount of any employee contributions necessary

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to maintain such coverage, and Employee shall continue to be bound by the provisions of Sections 8 and 9 hereof.

                  (g) CHANGE IN CONTROL. In the event there is a "Change in Control" of the ownership of the Employer, and the Employee's employment with the Employer is terminated as a result of such Change in Control, the Employee shall be entitled to receive as a severance payment following such termination an amount equal to Employee's base monthly compensation (not including incentive compensation) at the time of termination multiplied by twelve (12), payable in a lump sum. In addition, any earned but unpaid base salary, incentive compensation and any unpaid vacation pay earned by him up to and including the date of such termination as a result of Change in Control will be paid. Also, for the twelve
(12) month period following the termination date, Employee will continue to receive the Employer contributions necessary to maintain the Employee's coverage pursuant to all benefit plans provided to the Employee by the Employer immediately prior to such termination as a result of Change in Control. Employer shall deduct from any payments payable to the Employee pursuant to this Section the amount of any employee contributions necessary to maintain such coverage. Further, any Stock Options granted to the Employee will be fully vested upon a Change of Control, whether or not the Employee is terminated, notwithstanding any previously stated vesting restrictions but subject to expiration or termination pursuant to the governing stock option plan.

                  Termination shall be deemed to be a result of a Change in Control (i) if such termination occurs within twelve (12) months following the Change in Control; or (ii) any change in the Employee's title, reporting relationship, responsibilities or authority as in effect immediately prior to any Change of Control is made within twelve (12) months of such Change of Control and which adversely affects to a material degree his role in the management of the Employer; or (iii) if any reduction in the Employee's salary paid to him by the Employer as in effect immediately prior to any Change of Control or, if such salary has been subsequently increased at any time or from time to time, any reduction in such increased salary; or (iv) if any termination of the Employee's employee benefit programs, including, but not limited to, any stock option plan, investment plan, savings plan, incentive compensation plan or life insurance, medical plans or disability plans provided by the Employer to the Employee and in which the Employee is participating or under which the Employer is covered, all as in effect immediately prior to any Change of Control; or (v) if there is any requirement by the Employer that the Employee's position and principal office be based and located more than twenty (20) miles outside the boundaries of the principal office of the Employee immediately prior to the Change in Control; or (vi) if any failure or refusal of the Employer to renew this Employment Agreement under Section 2. after any Change of control shall have occurred.

                  A "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Employer, (ii) the Employer shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Employer, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Employer shall sell all, or

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substantially all, of its assets to another corporation that is not a wholly-owned subsidiary, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13 (d)(3) (as in effect on the date hereof) of the Securities and Exchange Act of 1934 ("EXCHANGE ACT"), shall acquire more than 50% of the outstanding voting securities of the Employer (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(I) (as in effect on the date hereof) pursuant to the Exchange Act.

                  (h) SUPERSEDES PRIOR BENEFITS. The provisions of this Section 7 concerning payments to Employee upon termination of employment shall supersede and replace all other severance and termination arrangements in effect prior to or after the date hereof, including without limitation, the provisions of this Agreement shall supersede the Employee Manual where inconsistent. Whenever
Section 7 of this Agreement requires or permits the payment of an amount of money calculated by reference to the Employee's base salary, the payment of such amount to Employee shall be deemed a severance and/or termination payment and shall not be deemed to extend the period of employment during the time which such payments are made or to require the provision of Employer of any benefits to Employee during such period of time, other than those benefits which may be required by applicable law to be provided.

         8. CONFIDENTIAL INFORMATION. In consideration of the covenants of Employer contained herein, Employee agrees as follows:

                  (a) Employee hereby agrees and acknowledges that he has and has had access to or is aware of certain confidential, restricted and/or proprietary information concerning operation by the Employer and its affiliates of their businesses (collectively the "BUSINESS"). Employee hereby undertakes and agrees that he shall have a duty to Employer and its affiliates to protect such information from use or disclosure.

                  (b) For the purposes of this Section 8, the following definitions shall apply:

                           (i) "Trade Secret" as related to the Business,
shall mean any specialized technical information or data relating to (I) management of clinical trials, biostatistical services, or product registration services; (ii) marketing strategy or plans of Employer or its affiliates; (iii) proprietary computer software; and (iv) terms of contracts and specific contract proposals with existing and potential suppliers, employees and customers of Employer or its affiliates, which are of value and not generally known to the competitors of Employer and which are or were treated as confidential by Employer or its affiliates.

                           (ii) "Confidential Information," as related to the
Business, shall mean any data or information, other than Trade Secrets, which is material to Employer or its affiliates and not generally known by the public and which are, or were treated as, confidential by Employer or its affiliates. Confidential Information shall include, without limitation, any information pertaining to the Business Opportunities (as hereinafter defined) of Employer or its affiliates, the details of this Agreement, and the business plans, financial statements and projections of Employer or its affiliates.

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                           (iii) "Business Opportunity" shall mean any
information or plans of Employer or its affiliates concerning the purchase of or investment in any contract research organization operations, or the availability of any such operations for purchase or investment by Employer or its affiliates, together with all related information, concerning the specifics of any contemplated purchase or investment (including price, terms and the identity of such operations), regardless of whether Employer or its affiliates have entered into any agreement, made any commitment, or issued any bid or offer to such operations.

                  (c) Employee shall not, without the prior written consent of Employer, for so long as the information or data remain Trade Secrets, use or disclose, or negligently permit any unauthorized person who is not an employee of Employer to use, disclose, or gain access to, any Trade Secrets of Employer or its affiliates or of any other person or entity making Trade Secrets available for the use of Employer or its affiliates.

                  (d) Employee shall not, without the prior written consent of Employer, use or disclose, or intentionally permit any unauthorized person who is not employed by Employer or its affiliates to use, disclose, or gain access to, any "Confidential Information" or "Business Opportunity" data to which Employee obtained access by virtue of his relationship with Employer or its affiliates for a period of one (1) year following any termination of the Employee except when (i) it is in the public domain without any fault or responsibility on the Employee's part; or (ii) it is properly within the legitimate possession of the Employee prior to its disclosure and without any obligation of confidentiality attaching thereto; or (iii) after disclosure, it is lawfully received by the Employee from another Person who is lawfully in possession of such Confidential Information and such other Person was not restricted from disclosing the said information to the Employer; or (iv) it is independently developed by the Employee through Persons who have not had access to, or knowledge of, the Confidential Information; or (v) it is approved by the Employer for disclosure prior to its actual disclosure.

                  (e) Employee hereby agrees to deliver to, or maintain on behalf of, Employer and its affiliates all memoranda, notes, records, drawings, manuals or other documents, including all copies of such materials, containing Trade Secrets or Confidential Information, whether made or compiled by Employee or furnished to him from any source by virtue of his relationship with Employer or its affiliates.

         9. NON-COMPETE, ETC. In consideration of the covenants of the Employer contained herein, and provided he receives all payments and benefits due to him upon termination, the Employee agrees as follows:

                  (a) During the Employee's employment with Employer, and for a period of six (6) months immediately following the termination of his employment with Employer, Employee shall not, except as an employee of Employer, either directly or indirectly through any partnership, corporation or business entity in which he has an ownership interest or serves as an officer, employee or independent contractor of or as a consultant for, solicit, divert or take away the business of, or attempt to solicit, divert or take way the business of, any of the customers of Employer with whom Employee had significant contact at any time within the last two (2) years of the term of his employment with

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Employer or any prospective customers of Employer that the Employee solicited on behalf of Employer within such two-year period.

                  (b) During the term of his employment with Employer, and for a period of six (6) months immediately following the termination of his employment with Employer, Employee shall not solicit, entice or persuade any other employees or agents of Employer to leave the services of Employer for any reason.

                  (c) During the term of his employment with Employer and for a period of _________ (____) months immediately following the termination of his employment with Employer: (i) Employee shall not make any statements or perform any acts intended to advance the interest of any existing or prospective competitors of Employer in any way that will injure the interest of Employer; and (ii) without the prior express written approval by the Board, Employee shall not directly or indirectly own or hold any proprietary interest in or be employed by or receive compensation from any party engaged in the same or any similar business in the same geographic areas Employer does business, both within and without the United States. For the purposes of this Agreement, proprietary interest means legal or equitable ownership, whether through stock holdings or otherwise, of a debt or equity interest (including options, warrants, rights, notes and convertible interests) in a business firm or entity, or ownership of more than 5% of any class of equity interest in a publicly-held company. The Employee acknowledges that the covenants contained in this Section 9 herein are reasonable as to geographic and temporal scope. In the event a court considering this Agreement concludes that such provisions are not enforceable due to their duration or scope, the parties hereto expressly consent to the revision of such provisions by such court to a duration or scope which shall be enforceable.

                  (d) Employee acknowledges and agrees that the covenants contained in Section 9 of this Agreement shall survive any termination of employment, with or without cause, at the instigation or upon the initiative of either party. Employee further acknowledges and agrees that the ascertainment of damages in the event of Employee's breach of any covenant contained in this
Section 9 of this Agreement would be difficult, if at all possible. Employee therefore acknowledges and agrees that Employer (in addition to and without limiting any other remedy or right which it might have) shall have the right, upon submitting whatever pleadings the law may require, and posting any necessary bond, to have a court of competent jurisdiction enjoin Employee from committing any such breach. Employee hereby waives the defense in such a case that Employer has, or will then have, an adequate remedy at law.

                  (e) The Employee will, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and cooperate with Employer as may reasonably be requested in connection with any claims or legal actions in which Employer is may become a party other than actions of Employee against Employer.

         10. ASSIGNMENTS; SUCCESSORS AND ASSIGNS. The rights and obligations of Employee hereunder are not assignable or delegable, and any prohibited assignment or delegation will be null and void. The Employer may assign and delegate this Agreement.

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The provisions hereof shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

         11. GOVERNING LAW. This Agreement shall be interpreted under, subject to and governed by the laws of the State of Delaware and all questions concerning its validity, construction, and administration shall be determined in accordance thereby.

         12. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original but all of which will together constitute one and same instrument.

         13. INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         14. EXCLUSIVENESS. This Agreement and the agreements referred to herein constitute the entire understanding and agreement between the parties with respect to the employment by Employer of Employee and supersedes any and all other agreements, oral or written, between the parties.

         15. MODIFICATION. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

         16. ARBITRATION. Any dispute among the parties hereto shall be settled by final and binding arbitration in Nashville, Tennessee, in accordance with the then effective rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. In any action or proceeding brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its costs from the opposing party, including reasonable legal fees and expenses.

         17. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following:

         (a)      If to the Employer, at:

                       20 Burton Hills Blvd., Suite 500
                       Nashville, Tennessee 37215-6104
                       Attention: William C. O'Neil, Jr.

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with a copy to:
                   Harwell Howard Hyne Gabbert & Manner, P.C.
                   1800 First American Center
                   315 Deaderick Street
                   Nashville, Tennessee  37238
                   Attention:  Mark Manner


or at such other address as may have been furnished to the Employee by the Employer in writing; or

         (b)      If  to Employee, at:

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with a copy to:
                           ---------------------

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or such other address as may have been furnished to Employer by Employee in writing.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      "EMPLOYER"

                                      CLINTRIALS RESEARCH, INC.


                                      By:
                                         -----------------------------

                                      Title:
                                             -------------------------

                                      "EMPLOYEE"



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